UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2017

Momenta Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50797	04-3561634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 491-9700

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

O             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

O             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

O             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

O             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company O

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    O

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2017, Momenta Pharmaceuticals, Inc. (the “Company”) appointed Ganesh V. Kaundinya, Ph.D., as its Chief Operating Officer. Dr. Kaundinya will continue to serve as the Company's Chief Scientific Officer. The Company publicly announced the appointment of Dr. Kaundinya as Chief Operating Officer in a press release dated October 2, 2017.

Dr. Kaundinya, age 51, is a co-founder of the Company and has been the Company's Chief Scientific Officer since September 2007. From September 2007 until his appointment as the Chief Operating Officer, Dr. Kaundinya was also a Senior Vice President of the Company. From April 2005 to September 2007, Dr. Kaundinya was the Company's Senior Vice President, Research, and from January 2002 until April 2005, Dr. Kaundinya served as the Company's Vice President, Technology. Dr. Kaundinya received his M.S. and Ph.D. in Chemical Engineering from the Massachusetts Institute of Technology.

In connection with Dr. Kaundinya's appointment as Chief Operating Officer, effective September 25, 2017, Dr. Kaundinya's annual base salary was increased to $492,000, and his annual cash bonus opportunity target was increased to 50% of his annual base salary. As previously disclosed, Dr. Kaundinya and the Company are parties to the Second Amended and Restated Employment Agreement, dated April 28, 2008, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: October 2, 2017	By:	/s/ Scott M. Storer
Scott M. Storer Chief Financial Officer (Principal Financial Officer)

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